UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 10, 2015 (June 4, 2015)

HANCOCK FABRICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-9482	64-0740905
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Fashion Way

Baldwyn, Mississippi 38824

(Address of Principal Executive Offices)

(662) 365-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 4, 2015, Hancock Fabrics, Inc. (the “Company”) entered into a purchase agreement with F9 Properties LLC (“F9”) for the sale of its corporate headquarters for an aggregate purchase price of $18.5 million and the leaseback by the Company from F9 of the headquarters for an initial term of twenty years renewable by the Company for up to five successive five year terms.  The closing of the transaction is subject to a number of conditions, including without limitations subject to F9’s satisfaction with its due diligence investigation in F9’s reasonable discretion over a 60 day period and entry into a lease agreement, the terms of which have not been finalized. If conditions to closing are not met, then the agreement will terminate, and we cannot provide any assurance that the transaction will be completed.  The foregoing is intended only to be a summary of the full text of the agreement, which the Company plans to file as an exhibit to a subsequent Quarterly Report on Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANCOCK FABRICS, INC.

Date: June 10, 2015	By:	/s/ James B. Brown
	Name:	James B. Brown
	Title:	Executive Vice President and Chief Financial Officer